SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or
15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2008
Santander BanCorp
(Exact name of registrant as specified in its charter)

Puerto Rico	001-15849	66-0573723

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Ponce de León Avenue, San Juan, Puerto Rico		00917

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (787) 777-4100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On November 25, 2008, the Board of Directors of Santander BanCorp (the “Company”) appointed Ms. María Calero as Senior Executive Vice President and Chief Compliance Officer of the Company and its subsidiaries, effective immediately. Ms. Calero, who had served as the Company’s Executive Vice President and Chief Accounting Officer since January 2001, will continue to report to the Chief Executive Office of the Company and will maintain her current compensation in her new position. Ms. Calero is a director of the Company and its affiliates, Banco Santander Puerto Rico, Santander Financial Services, Inc., Island Insurance Corporation, Santander International Bank, Inc., Santander Overseas Bank, Inc., BST International Bank, Inc. and Crefisa, Inc.
(c) On November 25, 2008, the Board of Directors of the Company appointed Mr. Roberto Jara, age 49, as Executive Vice President and Chief Accounting Officer of the Company and its subsidiaries. Mr. Jara’s appointment is subject to the approval of his non-immigrant visa petition. The Company expects Mr. Jara’s visa will be approved within 30 days. Since 2004, Mr. Jara has served as Director of Intervention and Internal Control for Banco Santander Chile. As Director of Intervention and Internal Control, Mr. Jara was principally responsible for ensuring the accuracy of the information submitted to the U.S. Securities and Exchange Commission, managing and implementing new projects, acting as representative before the regulatory agencies, and implementing, developing and certifying Sarbarnes-Oxley compliance programs, all with respect to Banco Santander Chile. From 1998 to 2004, Mr. Jara held various positions at Banco Santander Chile, including Corporate Comptroller and Accounting Manager.
Mr. Jara’s appointment is for an initial term of three-years, subject to early termination upon three-months’ prior notice to Mr. Jara. As Executive Vice President and Chief Accounting Officer, Mr. Jara will be entitled to receive an annual base salary of $360,000. Mr. Jara will have the benefit of an exchange rate guarantee with respect to 60% of his base salary to protect Mr. Jara from fluctuations in the value of the U.S. Dollar relative to the Chilean Peso. Mr. Jara is also entitled to a one-time relocation bonus of $200,000, and to annual retention bonuses of $120,000 payable in January 2010 and 2011. Mr. Jara will also be eligible to receive incentive compensation in accordance with the Company’s compensation program for expatriated officers, which is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). Under the Company’s compensation program, Mr. Jara will receive certain perquisites such as housing, utilities, vacations, tax gross-ups and other related expenses, as determined by the Compensation Committee.
On November 25, 2008, the Board of Directors appointed Ms. María L. García, age 49, to act as interim Chief Accounting Officer of the Company and its subsidiaries effective immediately, while Mr. Jara awaits receipt of his visa. Ms. García will assume the duties of Chief Accounting Officer in addition to her current duties as Senior Vice President and Comptroller of the Company. Ms. García has served as the Senior Vice President and Comptroller since August 2007 and as Assistant Comptroller, of the Company since 1995. Ms. García, a Certified Public Accountant, is a graduate of the University of Puerto Rico where she obtained a Bachelor’s degree in Business Administration. Ms. García will not receive additional compensation for assuming the additional duties of interim Chief Accounting Officer.
There are no related party transactions between Mr. Jara, Ms. Calero or Ms. García and the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 1, 2008

SANTANDER BANCORP

By: Name:	/s/ Rafael S. Bonilla Rafael S. Bonilla
Title:	Senior Vice President and General Counsel